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                                                                     EXHIBIT 5.1

                            DUNN SWAN & CUNNINGHAM
                          A PROFESSIONAL CORPORATION

                       ATTORNEYS AND COUNSELLORS AT LAW
                             2800 OKLAHOMA TOWER                405.235.8318
                               210 PARK AVENUE             TELECOPY 405.235.9605
                      OKLAHOMA CITY, OKLAHOMA 73102-5604


                               January 13, 1997

Board of Directors
Advantage Marketing Systems, Inc.
2601 Northwest Expressway, Suite 1210W
Oklahoma City, Oklahoma 73112


Gentlemen:

     Reference is made to the Registration Statement on Form SB-2 (the "Registration Statement") filed by Advantage Marketing Systems, Inc. (the "Company") with the United States Securities and Exchange Commission (the "Commission") with respect to the proposed initial issuance by the Company of
(i) 1,050,470 units, each consisting of one share of common stock, $.0001 par value (the "Common Stock"), and one 1997-A Warrant (the "Units"), pursuant to exercise of certain outstanding Class A Common Stock Purchase Warrants and Class B Common Stock Purchase Warrants (the "Public Warrants"), and (ii) 2,148,191 Units pursuant to exercise of certain rights (the "Rights") to be distributed to the shareholders of the Company providing for the option to purchase the Units.


     Based upon the Registration Statement (including the Prospectuses contained therein and the exhibits thereto), certificate of the Secretary of State of the State of Oklahoma, and the financial statements of the Company, we are of the opinion that:

        1. The Company is duly organized and existing under the laws of the State of Oklahoma;

        2. All of the issued and outstanding shares of the Common Stock of the Company have been legally issued, are fully paid and are not liable to further call or assessment;

        3. In the event of exercise of the Public Warrants by the holders thereof to purchase up to 1,050,470 Units comprised of 1,050,470 shares of Common Stock and 1,050,470 1997-A Warrants from the Company in accordance with the terms of the Public Warrants, (i) such number of shares of Common Stock with respect to which such holders exercise the Public Warrants, when issued to such holders against payment of the exercise price of the Public Warrants and pursuant to the Registration Statement as declared effective by the Commission on or prior to the date of issuance, will be legally issued and fully paid, and will not be liable to further call or assessment, and (ii) such number of 1997-A Warrants with respect to which such holders exercise the Public Warrants, when issued to such holders against payment of the exercise price of the Public Warrants and pursuant to the Registration Statement as declared effective by the Commission on or prior to the date of issuance, will be legally issued and fully paid, and will not be liable to further call or assessment; and
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DUNN SWAN & CUNNINGHAM
A PROFESSIONAL CORPORATION
ATTORNEYS AND COUNSELLORS AT LAW


Board of Directors
Advantage Marketing Systems, Inc.
January 13, 1997
Page 2



        4. In the event of exercise of the Rights by the holders thereof to purchase up to 2,148,191 Units comprised of 2,148,191 shares of Common Stock and 2,148,191 1997-A Warrants from the Company in accordance with the terms of the Rights, (i) such number of shares of Common Stock with respect to which such holders exercise the Rights, when issued to such holders against payment of the exercise price of the Rights and pursuant to the Registration Statement as declared effective by the Commission on or prior to the date of issuance, will be legally issued and fully paid, and will not be liable to further call or assessment, and (ii) such number of 1997-A Warrants with respect to which such holders' exercise the Rights, when issued to such holders against payment of the exercise price of the Rights and pursuant to the Registration Statement as declared effective by the Commission on or prior to the date of issuance, will be legally issued and fully paid, and will not be liable to further call or assessment.

     In arriving at the foregoing opinion, we have relied, among other things, upon the examination of the corporate records of the Company and certificates of officers of the Company and of public officials. We hereby consent to the use of this opinion in the Registration Statement and all amendments thereto, and to the reference to our firm name under the caption "Legal Matters" of the Prospectus which is included as a part of the Registration Statement and any post-effective amendments thereto.

                                       Very truly yours,



                                       DUNN SWAN & CUNNINGHAM
                                       A Professional Corporation